Exhibit 4.19

THIS SECURITY AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED ON THE TERMS AND CONDITIONS SET FORTH HEREIN TO ALL OBLIGATIONS ARISING UNDER OR IN CONNECTION WITH DESIGNATED SENIOR DEBT, AS DEFINED IN THIS SECURITY.  NONE OF THE HOLDERS OR ANY AGENT SHALL EXERCISE ANY RIGHT OR REMEDY THAT COULD CONTRAVENE OR IMPAIR THE RIGHTS OF THE HOLDERS OF DESIGNATED SENIOR DEBT.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

FRIENDFINDER NETWORKS INC.

13% Subordinated Term Loan Notes due 2011

No. [ ] [$ ]	[ ] [ ], 20[ ]

FriendFinder Networks Inc., a corporation duly organized and existing under the laws of Nevada (herein called the “Issuer”, for value received, hereby promises to pay to PET Capital Partners LLC, as Agent (“Agent”) for the Holders listed on Schedule I (“Holders”), the principal sum of _________________ and ____ Dollars (such amount the “principal amount” of this Security) on October 1, 2011 and to pay interest thereon from October 5, [     ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears annually on October 5 in each year, commencing October 5, [     ] at the rate of 13% per annum, until the principal hereof is paid or made available for payment.  Interest so payable shall be (a) except during any Cash Payment Period, payable in kind by the issuance of additional Securities (“Additional Securities”, and together with this Security and any Successor Security, the “Securities”) with terms identical to this Security (other than date of issuance and denomination) in such principal amount as shall equal the amount of interest that is then due and payable, (b) during any Cash Payment Period occurring prior to October 5, 2007, payable in cash or Additional Securities, at the Issuer’s election, and (c) during any Cash Payment Period occurring after October 5, 2007, payable in cash.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the September 15 (whether or not a Business Day) next preceding such Interest Payment Date.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of and any such interest on this Security will be made at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose, in Securities, in the case of interest payable in kind, or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in the case of interest payable in cash.

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 1.01

Definitions.  The following terms used in this Security shall have the respective meanings set forth below:

“Account Debtor” means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

“Accounts” means all of the Issuer’s and the Subsidiary Guarantors’ now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the Uniform Commercial Code), and any and all supporting obligations in respect thereof.

“Act” has the meaning specified in Section 1.02.

“Adjusted Net Assets” of a Subsidiary Guarantor at any date means the amount by which the fair value of the assets and property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Acquisition Debt” means Debt of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with an Asset Acquisition, and not Incurred in connection with, or in anticipation of, such Person becoming a Subsidiary or such Asset Acquisition.

“Asset Acquisition” means an acquisition by the Issuer or any of its Subsidiaries of the property and assets of any Person other than the Issuer or any of its Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Sale” by any Person means any transfer, conveyance, sale, lease, license or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary) (collectively a “transfer”) of (I) shares of Capital Stock

(other than directors’ qualifying shares) or other ownership interests of a Subsidiary of such Person, (II) all or substantially all of the assets of such Person or any of its Subsidiaries, or (III) any other property, assets or rights (including intellectual property rights) of such Person or any of its Subsidiaries outside of the ordinary course of business; provided that “Asset Sale” shall not include (A) any transfer of all or substantially all of the assets of the Issuer in a transaction that is made in compliance with the requirements of provisions of Article Five of this Security, (B) any transfer by the Issuer to any Wholly Owned Subsidiary of the Issuer or by any Wholly Owned Subsidiary of the Issuer to any other Wholly Owned Subsidiary of the Issuer or to the Issuer in a manner that does not otherwise violate the terms of this Security, (C) transfers made in compliance with the requirements of Section 6.09, (D) transfers constituting the granting of a Permitted Lien, (E) transfers of assets, property or other rights (including intellectual property rights) with a fair market value at the date of transfer of less than $2.0 million, and (F) the transfer of artwork, furnishings and other tangible assets recovered from the premises located at 14-16 East 67th Street, New York, NY 10021.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment, by (ii) the sum of all such principal payments.

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Agent.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

“Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of six months or less from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than six months from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) municipal securities having the highest rating obtainable from Moody’s Investors Service, Inc. (or any successor thereto) or Standard & Poor’s Ratings Group (or any successor thereto) and in each case maturing within 60 days or less after the date of acquisition, (vi) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. (or any successor thereto) or Standard & Poor’s Ratings Group (or any successor thereto) and in each case maturing within six months after the date of acquisition and (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition.

“Cash Payment Period” means any period during which the Issuer has met all of the following criteria:

Minimum Consolidated EBITDA.  Consolidated EBITDA has not been less for at least four consecutive fiscal quarters, including the fiscal quarter most recent ended, than the amount specified for the applicable fiscal year in the table below:

Period of Four Fiscal Quarters Ending During Fiscal Year	Amount
2005	N/A
Thereafter	$25,000,000

Consolidated Coverage Ratio.  The Consolidated Coverage Ratio has not been less for at least four consecutive fiscal quarters, including the fiscal quarter most recently ended, then the amount specified for the applicable fiscal year in the table below:

Period of Four Fiscal Quarters Ending During Fiscal Year	Consolidated Coverage Ratio
2005	N/A
Thereafter	3.0:1

For the purpose of this definition, “Consolidated Coverage Ratio” and “Consolidated EBITDA” shall have the respective meanings assigned to such terms in the Securities Purchase Agreements.  Notwithstanding anything in the foregoing to the contrary, the Cash Payment Period shall not occur prior to the end of the four consecutive fiscal quarters ending December 31, 2006.

“Collateral” means the collective reference to all assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to this Security.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Accounts Receivable” means the consolidated accounts receivable (net of the allowance for doubtful accounts calculated in accordance with GAAP) of the Issuer and its Subsidiaries that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent internal consolidated balance sheet of the Issuer and such Subsidiaries calculated on a consolidated basis in accordance with GAAP.

“Consolidated Debt to EBITDA Ratio” means the ratio of (a) the total consolidated Debt as of the date of calculation (the “Determination Date”) to (b) four times the Consolidated EBITDA for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the “Measurement Period”). For purposes of calculating Consolidated EBITDA for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Subsidiary on the Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed to have been a Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed not to have been a Subsidiary at any time during such Measurement Period, and (iii) if the Issuer or any Subsidiary shall have in any manner (x) acquired (through an acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated EBITDA the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to any Person acquired as if it were a Subsidiary).

“Consolidated EBITDA” means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period without regard to the proviso therein; and (c) depreciation, amortization and any other non-cash items for such period, less any non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period, of the Issuer and any Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis for the Issuer and its Subsidiaries in accordance with GAAP; provided that, if any Subsidiary is not a Wholly Owned Subsidiary of the Issuer,

Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated EBITDA attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by the Issuer or any of its Subsidiaries.

“Consolidated Income Tax Expense” for any period means the consolidated provision for income taxes of the Issuer and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in the consolidated income statement of the Issuer and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) fees (net of any amounts received) with respect to any Interest Rate or Currency Protection Agreement; (iv) interest on Debt guaranteed by the Issuer and its Subsidiaries, to the extent paid by the Issuer or any Subsidiary; and (v) the portion of any Capital Lease Obligation allocable to interest expense; provided that, if any Subsidiary is not a Wholly Owned Subsidiary of the Issuer, Consolidated Interest Expense shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Interest Expense attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by the Issuer or any of its Subsidiaries.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Issuer or a Subsidiary of the Issuer in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Subsidiary of the Issuer except to the extent of the amount of dividends or other distributions actually paid to the Issuer or a Subsidiary of the Issuer by such Person during such period, (c) gains or losses on Asset Sales by the Issuer or its Subsidiaries, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles and (f) the tax effect of any of the items described in clauses (a) through (e) above.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person; provided that, with respect to the Issuer, adjustments following the date of this Security to the accounting books and records of the Issuer in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or otherwise resulting from the acquisition of control of the Issuer by another Person shall not be given effect.

“Consolidated Tangible Assets” means, with respect to the Issuer, the total consolidated assets of the Issuer and its Subsidiaries, less the total intangible assets of the Issuer and its Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Issuer and such Subsidiaries calculated on a consolidated basis in accordance with GAAP.

“Corporation” means a corporation, association, company, joint-stock company, limited liability company, partnership or business trust.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (including reimbursement obligations with respect thereto, but excluding obligations with respect to trade letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements), (v) every Capital Lease Obligation of such Person, (vi) all Disqualified Stock issued by such Person, (vii) if such Person is a Subsidiary, all Preferred Stock issued by such Person, (viii) every obligation under Interest Rate or Currency Protection Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (a) any contingent Debt, shall be the maximum principal amount thereof, (b) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (d) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination. In no event shall “Debt” include any trade payable or accrued expenses arising in the ordinary course of business.

“Designated Senior Debt” of the Issuer and each Subsidiary Guarantor means all of the Obligations (as that term is defined in the Securities Purchase Agreements) and any replacement, extension, renewal, amendment, restatement, refinancing or refunding of any thereof.

“Disqualified Stock” of any Person means any Capital Stock of such Person that by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, is, in whole or in part, redeemable at the option of the holder thereof or otherwise matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise, but other than as a result of the death or disability of the holder thereof or the termination of the employment with the Issuer or one of its Subsidiaries of the holder thereof) or is convertible into or exchangeable (in each case at the option of the holder) for Debt, at any time prior to the final Maturity of the Securities; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuer or its Subsidiary to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” occurring prior to the final Maturity date of the Securities shall not constitute Disqualified Stock if such provisions applicable to such Capital Stock are no more favorable to the holders of such stock than the corresponding provisions applicable to the Securities and such provisions applicable to such Capital Stock specifically provide that the Issuer and its Subsidiaries will not repurchase or redeem any such stock pursuant to such provisions prior to the repurchase of such Securities as are required to be repurchased pursuant to this Security upon an Asset Sale.

“Dollars” and “$” means such coins or currency of the United States of America which is legal tender for payment of public and private debts.

“Event of Default” has the meaning specified in Section 3.01.

“Exchange Act” refers to the Securities Exchange Act of 1934 and any successor act thereto.

“Excess Proceeds” has the meaning specified in Section 6.12.

“Exchange Date” means August 12, 2005.

“Existing Debt” shall mean Debt of the Issuer and its Subsidiaries in existence on the Issue Date, including the Securities and the notes issued pursuant to the Securities Purchase Agreements.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the date of original issuance of the Securities, consistently applied.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred”, “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. For the avoidance of doubt, the accretion of original issue discount shall not be deemed an Incurrence.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate or Currency Protection Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person. Notwithstanding the foregoing, “Investment” shall not include (i) deposits, partial payments or “earnest money” made in anticipation of a purchase or acquisition that would be a Permitted Investment when consummated, (ii) security deposits or prepayments with respect to operating leases or (iii) payments made in connection with the renewals or exercise of any option to renew an operating lease.

“Issue Date” means the date of issuance of this Security.

“Issuer” means the Person named as the “Issuer” in the first paragraph following the legends on the first page of this instrument until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Security and thereafter “Issuer” shall mean such successor Person.

“Junior Creditor Collateral” shall mean all of the property and assets of the Issuer and Guarantors, other than the Senior Creditor Collateral, securing any or all of the Junior Indebtedness and all cash and non-cash proceeds thereof.

“Junior Creditor Documents” shall mean this Security and any and all other present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the Junior Indebtedness, all as the same may from time to time be amended, modified, extended, renewed or restated.

“Junior Indebtedness” shall mean all of the present and future indebtedness (principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy proceeding by or against the Issuer and/or the Guarantors), fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, letter of credit reimbursement obligations) of the Issuer and/or the Guarantors to the Holders and the Agent (including, without limitation, all of the indebtedness evidenced by or arising under any one or more of the Junior Creditor Documents), all whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Net Cash Proceeds” means (i) with respect to any Asset Sale by any Person, cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Sale, (B) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (C) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Sale and (D) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a Board Resolution; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Sale will be treated for all purposes of this Security as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction, (ii) with respect to the issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Disqualified Stock that has been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale, conversion or exchange and net of any Consolidated Interest Expense attributable to any debt securities paid to the holders thereof prior to the conversion or exchange and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to the Issuer and each Subsidiary Guarantor, (a) the full and punctual payment of the principal of and interest on the Securities when due, whether at Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer and such Subsidiary Guarantor, as applicable, under this Security and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer such Subsidiary Guarantor, as applicable, under this Security.

“Offer” has the meaning specified in the definition of Offer to Purchase.

“Offer Expiration Date” has the meaning specified in the definition of Offer to Purchase.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the Securities Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Security). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Offer Expiration Date. The Issuer shall notify the Agent at least 15 Business Days (or such shorter period as is acceptable to the Agent) prior to the mailing of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer’s request, by the Agent in the name and at the expense of the Issuer. The Offer shall contain information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements contained in the documents required to be filed with the Agent pursuant to this Security (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuer’s business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuer to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

(1)

the Section of this Security pursuant to which the Offer to Purchase is being made;

(2)

the Offer Expiration Date and the Purchase Date;

(3)

the aggregate principal amount of the outstanding Securities offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the “Purchase Amount”);

(4)

the purchase price to be paid by the Issuer for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Security) (the “Purchase Price”);

(5)

that the Holder may tender all or any portion of the Securities registered in the name of such Holder;

(6)

the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

(7)

that interest on any Securities not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue;

(8)

that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9)

that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Security being, if the Issuer or the Agent so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Agent duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)

that Holders will be entitled to withdraw all or any portion of Securities tendered if the Issuer (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)

that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis; and

(12)

that in the case of any Holder whose Security is purchased only in part, the Issuer shall execute, and the Agent shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Issuer and delivered to the Agent. One of the officers signing an Officers’ Certificate given pursuant to Section 6.15 shall be the principal executive, financial or accounting officer of the Issuer.

“Opinion of Counsel” means a written opinion of counsel, who may be inside or outside counsel for the Issuer, and who shall be reasonably acceptable to the Agent.

“Original Securities” means the Securities issued on the Exchange Date and their Successor Securities.

“pari passu”, when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

“Payment Blockage Notice” has the meaning specified in Section 9.03.

“Payment Blockage Period” has the meaning specified in Section 9.03.

“Permitted Interest Rate or Currency Protection Agreement” of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

“Permitted Investment” means (i) an Investment in the Issuer or a Subsidiary or a Person which will, upon the making of such Investment, become a Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or a Subsidiary; (ii) Cash Equivalents; (iii) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received (x) in satisfaction of judgments or (y) in connection with the sale or disposition of a Person, assets or business; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Protection Agreements; (vii) Strategic Investments; (viii) loans or advances to officers or employees of the Issuer or any Subsidiary that do not in the aggregate exceed $5.0 million at any time outstanding; (ix) Investments in any Person, provided that the aggregate amount of Investments made pursuant to this clause does not exceed 5% of Consolidated Tangible Assets; and (x) accounts receivable in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Issuer has determined that collection is not likely).

“Permitted Lien” means any Lien on the assets of the Issuer or any Subsidiary permitted under Section 6.11.

“Permitted Senior Secured Debt” means Debt (x) Incurred by Issuer and/or any Subsidiary (i) pursuant to the Senior Creditor Documents, (ii) pursuant to one or more senior commercial term loan and/or revolving credit facilities (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements, (iii) in the form of, or represented by, bonds or other securities, or (iv) with respect to any Subsidiary, consisting of a Guarantee of Debt of the Issuer which is Permitted Senior Secured Debt, and in each case any replacement, extension, renewal, amendment, restatement, refinancing or refunding thereof and (y) which may be secured by Liens having the same or senior priority to the Liens securing the Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Pro Rata Share” means, for any Holder, the percentage obtained by dividing the aggregate outstanding principal amount of such Holder’s Securities by the aggregate outstanding principal amount of all Securities.

“Purchase Amount” has the meaning specified in the definition of Offer to Purchase.

“Purchase Date” has the meaning specified in the definition of Offer to Purchase.

“Purchase Money Secured Debt” of any Person means Debt (whether provided by a vendor or a third party) of such Person secured by a Lien on real or personal property of such Person which Debt (a) constitutes all or a part of the purchase price or construction cost of such property or (b) is Incurred prior to, at the time of or within 180 days after the latter of the acquisition or the substantial completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof; provided, however, that (w) the Debt so incurred does not exceed 100% of the purchase price or construction cost of such property and related expenses, (x) such Lien does not extend to or cover any property other than such item of property and any improvements on such item and proceeds thereof, (y) the purchase price or construction cost for such property is or should be included in “addition to property, plant and equipment” in accordance with GAAP, and (z) the purchase or construction of such property is not part of any acquisition of a Person or business unit or line of business.

“Purchase Price” has the meaning specified in the definition of Offer to Purchase.

“Qualified Consideration” shall mean: (i) cash; (ii) Cash Equivalents; (iii) assets that are used or useful in the Issuer’s line of business; (iv) any securities or other obligations that are converted into or exchanged for cash or Cash Equivalents within six months after the Asset Sale or (v) unsubordinated liabilities of the Issuer or the liabilities of a Subsidiary assumed by the transferee (or its designee) such that the Issuer or such Subsidiary has no further liability therefor, the amount of the liability to be determined in accordance with GAAP.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Security.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Security.

“Regular Record Date” for the interest payable on any Interest Payment Date means the September 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Related Person” of any Person means any other Person directly or indirectly owning (a) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a Corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

“Required Holders” means the Holders whose Pro Rata Shares aggregate at least 51%.

“Responsible Officer”, when used with respect to the Agent, means any officer of the Agent with direct responsibility for the administration of this Security and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Payment Basket” has the meaning specified in Section 6.09.

“Restricted Payments” has the meaning specified in Section 6.09.

“Security” means this 13% Subordinated Term Loan Note due 2011.

“Security Register” means the register maintained by the Issuer pursuant to which the Issuer shall provide for the registration of Securities and of transfers and exchanges of Securities.

“Securities” has the meaning specified in the first paragraph following the legends on the first page of this instrument.

“Securities Act” means the Securities Act of 1933, as amended, and any successor act thereto.

“Securities Purchase Agreements” shall mean the 2005 Securities Purchase Agreement and the 2006 Securities Purchase Agreement.

“Senior Creditor” shall mean, collectively, the “Holders” and the “Agent” as defined in the Securities Purchase Agreements.

“Senior Creditor Collateral” shall mean all of the property and assets of the Issuer and/or the Guarantors described in the Senior Creditor Documents (such definition hereby incorporated herein by reference) and all cash and non-cash proceeds thereof.

“Senior Creditor Documents” shall mean the Securities Purchase Agreements, all of the “Notes” and each of the other “Funding Documents,” as such terms are defined in the Securities Purchase Agreements, and any and all other present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the Senior Indebtedness, all as the same may from time to time be amended, modified, extended, renewed or restated.

“Senior Indebtedness” shall mean all of the present and future indebtedness (principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy proceeding by or against the Issuer and/or the Guarantors), fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, letter of credit reimbursement obligations) of the Issuer and/or the Guarantors to Senior Creditor (including, without limitation, all of the “Obligations,” as defined in the Securities Purchase Agreements, evidenced by or arising under any one or more of the Senior Creditor Documents), all whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Strategic Investment” means an Investment in any Person which Investment is determined by the Board of Directors of the Issuer to promote or significantly benefit the businesses of the Issuer and its Subsidiaries on the date of such Investment.

“Subordinated Debt” means Debt of the Issuer as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Securities to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on, or otherwise due in respect of such Debt, may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Securities exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default with respect to the Securities, upon notice by 25% or more in principal amount of the Securities to the Agent, the Agent shall have the right to give notice to the Issuer and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and (iii) such Debt may not (x) provide for payments of principal of such Debt at the Maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Issuer (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Maturity date of the Securities or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Issuer) of such other Debt at the option of the holder thereof prior to the final Maturity date of the Securities, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Issuer) which is conditioned upon a change of control of the Issuer; provided, however, that any Debt which would constitute Subordinated Debt but for provisions thereof giving holders thereof the right to require the Issuer or a Subsidiary to repurchase or redeem such Subordinated Debt upon the occurrence of an asset sale occurring prior to the final Maturity of the Securities shall constitute Subordinated Debt if such provisions applicable to such Subordinated Debt are not more favorable to the holders of such Debt than the provisions applicable to the Securities contained in Section 6.12 and such provisions applicable to such Debt specifically provide that the Issuer and its Subsidiaries will not repurchase or redeem any such Debt pursuant to such provisions prior to the repurchase of such Securities as are required to be repurchased pursuant to Section 6.12.

“Subordinated Obligation” means any Debt of the Issuer or a Subsidiary Guarantor, as the case may be (whether outstanding on the Exchange Date or thereafter Incurred), which is subordinate or junior in right of payment to the Securities or the Subsidiary Guarantees, as applicable, whether pursuant to a written agreement to that effect or by operation of law.

“Subsidiary” of any Person means (i) a Corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (ii) any other Person (other than a Corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantor” means (i) each of the Subsidiaries of the Issuer executing this Security and (ii) any other Subsidiary that executes a Subsidiary Guaranty in accordance with the provisions of this Security, and each of their respective successors and assigns.

“Subsidiary Guaranty” means a Guarantee on the terms set forth in this Security by a Subsidiary Guarantor of the Issuer’s Obligations with respect to the Securities.

“Successor Entity” has the meaning specified in Section 5.01.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purpose of this definition, any Security authenticated and delivered in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“2005 Securities Purchase Agreement” shall mean the Securities Purchase Agreement dated as of August 17, 2005, by and among the Issuer, the Guarantors, certain additional guarantors and the “Holders” from time to time party thereto, as amended by that First

Amendment and Limited Waiver to Securities Purchase Agreement dated as of August 28, 2006, that provides, inter alia, for the issuance of the Issuer’s 14.0% Senior Secured Notes due 2010, which, together with any other senior secured notes issued pursuant thereto, shall constitute Designated Senior Debt hereunder, as such 2005 Securities Purchase Agreement may be amended or otherwise modified from time to time.

“2006 Securities Purchase Agreement” shall mean the Securities Purchase Agreement dated as of August 28, 2006, by and among the Issuer, the Guarantors, certain additional guarantors and the “Holders” from time to time party thereto, that provides, inter alia, for the issuance of the Issuer’s 15.0% Senior Secured Notes due 2010, which, together with any other senior secured notes issued pursuant thereto, shall constitute Designated Senior Debt hereunder, as such 2006 Securities Purchase Agreement may be amended or otherwise modified from time to time.

“Vice President”, when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) at such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02  Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Security to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially  similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent in accordance with Section 1.03 hereof, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agent and (subject to Section 4.01) conclusive in favor of the Agent and the Issuer, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Agent deems sufficient.

The ownership of Securities shall be proved by the Security Register maintained by the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Agent.

Section 1.03  Notices, Etc., to Agent and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Security to be made upon, given or furnished to, or filed with:

(1) the Agent, by any Holder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, to or with the Agent at:

PET Capital Partners LLC

6800 Broken Sound Parkway

Boca Raton, FL 33487

Attention: Managing Member

Telephone:  (561) 988-1700

Telecopier:  (561) 988-1738

(2) the Issuer, by the Agent or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered to the Issuer addressed to it at:

FriendFinder Networks Inc.

6800 Broken Sound Parkway NW, Suite 100

Boca Raton, Florida 33487

Attention:

Joshua R. Bressler, Esq.

Telephone:

561-912-7000

Telecopier:

561-912-1747

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 1.03.

Section 1.04  Notice to Holders; Waiver. Where this Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice, with a copy to the Agent at the same time mailed or delivered in accordance with Section 1.03 hereof. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.05  Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.06  Successors and Assigns. All covenants and agreements in this Security by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

Section 1.07  Separability Clause. In case any provision in this Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.08  Benefits of Securities. Nothing in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under the Securities.

Section 1.09  Governing Law. THIS SECUIRITY AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 1.10  Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Security) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be.

ARTICLE TWO

Security Arrangements

Section 2.01  Collateral; Grant of Lien and Security Interest.  As security for the full and timely payment and performance of all of the Obligations, the Issuer and each Subsidiary Guarantor hereby assigns, pledges and grants to the Agent, for the benefit of the Holders, a continuing security interest in and to and Lien (“Agent’s Liens”) on all right, title and interests in all of its property or assets, of every kind or nature whatsoever, wherever located, howsoever evidenced, whether contingent or absolute, real or personal, now existing or hereafter acquired, arising or created, including without limitation all Accounts, inventory, goods, contract rights, instruments, documents, chattel paper, general intangibles, payment intangibles, letters of credit, letter-of-credit rights, supporting obligations, machinery and equipment, real property, fixtures, leases, 100% of the Capital Stock in any Subsidiary, money, investment property, deposit accounts, all commercial tort claims and all causes of action arising under the Bankruptcy Code or otherwise, and all cash and non-cash proceeds, rents, products and profits of any of the foregoing (all property of the Issuer and the Subsidiary Guarantors subject to the security interest referred to in this Section 2.01 being hereafter collectively referred to as the “Collateral”).

Section 2.02  Delivery of Additional Documentation Required.  At any time upon the request of the Agent, the Issuer and each Subsidiary Guarantor shall execute and deliver to the Agent all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that the Agent reasonably may request, in form satisfactory to the Agent, to perfect and continue perfected the Agent’s Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby.

Section 2.03  Power of Attorney.  The Issuer and each Subsidiary Guarantor hereby irrevocably makes, constitutes, and appoints the Agent (and any of the Agent’s officers, employees, or agents designated by the Agent) as its true and lawful attorney, with power to (a) if the Issuer or such Subsidiary Guarantor, as the case may be, refuses to, or fails timely to execute and deliver any of the documents described in Section 2.02, sign the name of the Issuer or such Subsidiary Guarantor, as the case may be, on any of the documents described in Section 2.02, (b) at any time that an Event of Default has occurred and is continuing, sign the Issuer’s or such Subsidiary Guarantor’s name, as the case may be, on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse the Issuer’s or such Subsidiary Guarantor’s name, as the case may be, on any collection item that may come into the Agent’s possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of the Issuer’s or such Subsidiary Guarantor’s mail, as the case may be, to an address designated by the Agent, to receive and open all mail addressed to the Issuer or such Subsidiary Guarantor, as the case may be, and to retain all mail relating to the Collateral and forward all other mail to the Issuer or such Subsidiary Guarantor, as the case may be, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Issuer’s or such Subsidiary Guarantor’s policies of insurance, as the case may be, and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that the Agent determines to be reasonable, and the Agent may cause to be executed and delivered any documents and releases that the Agent determines to be necessary.  The appointment of the Agent as the Issuer’s or such Subsidiary Guarantor’s attorney, as the case may be, and each and every one of the Agent’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Holders’ obligations to extend credit hereunder is terminated.

Section 2.04  Rights and Remedies Cumulative.  All of the rights and remedies with respect to the Collateral described in this Article Two are cumulative with, in addition to, and do not limit or in any way impair, the rights and remedies of the Agent and the Holders set forth elsewhere in this Security, arising under applicable law, or otherwise available to the Agent and the Holders.

Section 2.05  Lien Subordination. Notwithstanding any other provision of this Security, the Liens securing this Security and the Obligations shall be for all purposes subordinated to the Liens securing the obligations of the Issuer and the Guarantors under the Senior Creditor Documents, as follows:

(a)

Irrespective of (i) the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens granted to Junior Creditor or Senior Creditor in or on any or all of the property or assets of the Issuer and/or the Guarantors, (ii) the time or manner of the filing of their respective financing statements, (iii) whether Junior Creditor or Senior Creditor or any bailee or agent thereof holds possession of any or all of the property or assets of the Issuer or any Guarantors, (iv) the dating, execution or delivery of any agreement, document or instrument granting Junior Creditor or Senior Creditor security interests and/or liens in or on any or all of the property or assets of the Issuer and/or any Guarantors, (v) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests and (vi) any provision of the Uniform Commercial Code or any other applicable law to the contrary, any and all security interests, liens, rights and interests of Junior Creditor, whether now or hereafter arising and howsoever existing, in or on any or all of the Senior Creditor Collateral shall be and hereby are subordinated to any and all security interests, liens, rights and interests of Senior Creditor in and to the Senior Creditor Collateral.  For purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

(b)

Junior Creditor shall have no right to take any action with respect to the Senior Creditor Collateral, whether by judicial or non-judicial foreclosure, notification to the Issuer’s or any Guarantors’ Account Debtors, the seeking of the appointment of a receiver for any portion of the Issuer’s or any Guarantor’s property or assets or otherwise, or to take possession of any of the Senior Creditor Collateral, unless and until all of Senior Indebtedness shall have been fully, finally and indefeasibly paid in cash.

(c)

Junior Creditor agrees that it will not ask for, demand, sue for, take or receive from the Issuer or any Guarantors or any successor or assign of the Issuer or any Guarantors, including, without limitation, a receiver, trustee or debtor in possession, whether by setoff or in any other manner, the whole or any part of the Junior Indebtedness from any of the Senior Creditor Collateral, unless and until all of the Senior Indebtedness shall have been fully, finally and indefeasibly paid in cash; Junior Creditor acknowledges and agrees that the terms and provisions of this Security do not violate any term or provision of any of the Junior Creditor Documents; and to the extent any of the terms or provisions of this Security are inconsistent with any of the terms or provisions of the Junior Creditor Documents, the provisions of the Junior Creditor Documents shall be deemed to have been superseded by this Security, provided, however, that nothing contained in this Security shall be deemed to prevent the Issuer from paying interest to the Holders of the Securities in accordance with this Security.

(d)

Junior Creditor agrees that the holder(s) of Senior Indebtedness may, in connection with a sale or other disposition of the Liens securing the Senior Indebtedness or the Senior Creditor Collateral, compromise, release or otherwise modify the Liens securing the Junior Indebtedness, and agrees to execute such documents and take such other steps as the holder(s) of Senior Indebtedness may request in order to evidence the same.

ARTICLE THREE

Events of Default

Section 3.01  Events of Default. “Event of Default”, wherever used, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)

failure to pay principal of any Security when due (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(2)

failure to pay interest on any Security when due, and such default continues for a period of 30 days;

(3)

default in the payment of principal and interest on Securities required to be purchased pursuant to an Offer to Purchase pursuant to Section 6.12 when due and payable;

(4)

failure to perform or comply with the provisions contained in Article Five;

(5)

failure to perform any other covenant or agreement of the Issuer under this Security and such failure continues for 60 days after written notice to the Issuer by the Agent or to the Issuer and the Agent by the Holders of at least 25% in aggregate principal amount of outstanding Securities;

(6)

(i) any default by the Issuer or any Subsidiary in the payment of the principal or interest has occurred with respect to amounts in excess of $10.0 million under any agreement, indenture or instrument evidencing Debt, which is pari passu with or senior to the Securities in right of payment, when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final Maturity in accordance with its terms, the holders of such Debt shall have the right to accelerate such Debt, or (ii) any event of default as defined in any agreement, indenture or instrument of the Issuer or any Subsidiary evidencing Debt in excess of $10.0 million shall have occurred and the Debt thereunder, if not already matured at its final Maturity in accordance with its terms, shall have been accelerated;

(7)

the rendering of a final judgment or judgments against the Issuer or any Subsidiary in an amount in excess of $10.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(8)

the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Subsidiary in an involuntary case or proceeding under any applicable U.S. Federal or State or other applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Subsidiary under any applicable U.S. Federal or State, or other applicable law, or appointing a custodian, receiver, liquidator, assignee, Agent, sequestrator or other similar official of the Issuer or any Subsidiary or of any substantial part of the property of the Issuer or any Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer or any Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(9)

the commencement by the Issuer or any Subsidiary of a voluntary case or proceeding under any applicable U.S. Federal or State, or other applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be  adjudicated as bankrupt or insolvent, or the consent by the Issuer or any Subsidiary to the entry of a decree or order for relief in respect of the Issuer or such Subsidiary in an involuntary case or proceeding under any applicable U.S. Federal or State, or other applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or a Subsidiary, or the filing by the Issuer or any Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable U.S. Federal or State, or other applicable law, or the consent by the Issuer or any Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, Agent, sequestrator or similar official of the Issuer or any Subsidiary or of substantially all of the property of the Issuer or any Subsidiary, or the making by the Issuer or any Subsidiary of an assignment for the benefit of creditors, or the admission by the Issuer or any Subsidiary in writing of its inability to pay its debts generally as they become due, or  the taking of corporate action by the Issuer or any Subsidiary in furtherance of any such action.

(10)

the Liens created by this Security shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Security shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 15 days or the enforceability thereof shall be contested by the Issuer or any Subsidiary Guarantor; or

(11)

any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Security and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

Section 3.02  Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 3.01(8) or (9)) occurs and is continuing, then and in every such case the Agent or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the Securities to be due and payable immediately, by a notice in writing to the Issuer (and to the Agent if given by Holders), and upon any such declaration the principal and any accrued interest on all outstanding Securities shall become immediately due and payable. If an Event of Default specified in Section 3.01(8) or (9) occurs, the principal of and any accrued interest on the Securities then outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Agent or any Holder.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Agent as hereinafter provided in this Article, the Holders of a majority in principal amount of the outstanding Securities, by written notice to the Issuer and the Agent, may rescind and annul such declaration and its consequences if:

(1)

the Issuer has paid or deposited with the Agent a sum sufficient to pay:

(A)

the principal of any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Issuer) and, to the extent that payment of such interest is lawful, any interest thereon at the rate provided therefor in the Securities,

(B)

to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in the Securities, and

(C)

all sums paid or advanced by the Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel and any other amount due under Section 4.09; and

(2)

all Events of Default, other than the non-payment of the principal of or interest on, the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 3.14.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 3.03  Collection of Indebtedness and Suits for Enforcement by Agent. The Issuer covenants that if there is:

(1)

a default in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)

a default in the payment of the principal of any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Issuer, at the Purchase Date thereof, the Issuer will, upon demand of the Agent, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate provided therefor in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel and any amounts due the Agent under Section 4.09 hereof.

If the Issuer fails to pay such amounts forthwith upon such demand, the Agent, in its own name and as Agent of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Agent may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Security or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 3.04  Agent May File Proofs of Claim. In case of any judicial proceeding relative to the Issuer or any other obligor upon the Securities, or its property or its creditors, the Agent shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Agent allowed in any such proceeding. In particular, the Agent shall be authorized to collect, receive and distribute any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, Agent, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Holders, to pay to the Agent any amount owed to the Agent for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel, and any other amounts the Agent is entitled to receive under Section 4.09.

No provision of this Security shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 3.05  Agent May Enforce Claims Without Possession of Securities. All rights of action and claims under the Securities may be prosecuted and enforced by the Agent without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Agent shall be brought in its own name as agent, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel, and any amounts due the Agent under Section 4.09 hereof, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 3.06  Application of Money Collected. Money collected by the Agent pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Agent and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts (including, without limitation, the reasonable compensation, expenses, disbursements and advances due the Agent, its agents and counsel and any other amounts) due to the Agent under Section 4.09; and

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities due to the Holders in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

The Agent may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 3.06. At least 15 days before such record date, the Issuer shall mail to each Holder and the Agent a notice that states the record date, the payment date and amount to be paid. The Agent may mail such notice in the name and at the expense of the Issuer.

Section 3.07  Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to the Securities, or for the appointment of a receiver or Agent, or for any other remedy hereunder, unless:

(1)

such Holder has previously given written notice to the Agent of a continuing Event of Default;

(2)

the Holders of not less than 25% in principal amount of the outstanding Securities shall have made a written request to the Agent to institute proceedings or pursue remedies in respect of such Event of Default in its own name, as Agent hereunder;

(3)

such Holder or Holders have offered and provided to the Agent reasonable indemnity satisfactory to the Agent against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)

the Agent for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding or pursued any remedies; and

(5)

no direction which is inconsistent with such written request has been given to the Agent during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Security, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 3.08  Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Security, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Issuer and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

Section 3.09  Restoration of Rights and Remedies. If the Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Agent and the Holders shall continue as though no such proceeding had been instituted.

Section 3.10  Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 3.11  Delay or Omission Not Waiver. No delay or omission of the Agent or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Agent or by the Holders, as the case may be.

Section 3.12  Control by Holders. Subject to Section 3.13, the Holders of a majority in principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Agent or exercising any trust or power conferred upon the Agent, provided that:

(1) the Agent may refuse to follow any direction which

(i) conflicts with any rule of law or with this Security, or

(ii) the Agent, in its reasonable judgment, determines may be unduly prejudicial to the rights of other Holders of Securities, or may expose the Agent to personal liability, or does not provide adequate indemnification against any loss or expense resulting from the compliance therewith, and

(2) the Agent may take any other action deemed proper by the Agent which is not inconsistent with such direction.

Section 3.13  Postponement of Interest Payments. The Holders of not less than 75% in principal amount of the outstanding Securities may on behalf of the Holders of all of the Securities consent to the postponement of any interest payment for a period not exceeding three years from such interest payment’s due date.

Section 3.14  Waiver of Past Defaults. Subject to Section 3.02, the Holders of not less than a majority in principal amount of the outstanding Securities may on behalf of the Holders of all the Securities, by written notice to the Agent, waive any past default hereunder and its consequences, except a default:

(1) in the payment of the principal of or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Upon any such waiver, such default shall be cured and shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Security; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 3.15  Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Securities, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, a court may require any party litigant in such suit to file an undertaking to pay the reasonable costs of such suit, and may assess reasonable costs against any such party litigant; provided, that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Agent and provided, further that, subject to a court’s discretion, this Section shall not apply to a suit by the Agent.

Section 3.16  Waiver of Stay, or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Security; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE FOUR

The Agent

Section 4.01  Appointment.  Each Holder (and each subsequent purchaser of any Security by its purchase thereof) hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Security including:  (i) to receive on behalf of each Holder, any payment of principal of or interest on the Securities outstanding hereunder and all other amounts accrued hereunder for the account of the Holders and paid to the Agent, and, subject to Section 3.06 of this Security, to distribute promptly to each Holder its Pro Rata Share of all payments so received; (ii) to distribute to each Holder copies of all material notices and agreements received by the Agent and not required to be delivered to each Holder pursuant to the terms of this Security, provided that the Agent shall not have any liability to the Holders for Agent’s inadvertent failure to distribute any such notices or agreements maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Securities, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Security; (v)  to make any Agent Advances, for the Agent or on behalf of the applicable Holders as provided in this Security; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Holders with respect to the Issuer and the Subsidiary Guarantors, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Security; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Security; and (viii) subject to Section 4.03 of this Security, to take such action as the Agent deems appropriate on its behalf to administer the Securities and to exercise such other powers delegated to the Agent by the terms hereof  (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof.  As to any matters not expressly provided for by this Security (including, without limitation, enforcement or collection of the Securities), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions of the Required Holders shall be binding upon all Holders and all purchasers of Securities; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Security or applicable law.

Section 4.02  Nature of Duties.  The Agent shall have no duties or responsibilities except those expressly set forth in this Security.  The duties of the Agent shall be mechanical and administrative in nature.  The Agent shall not have by reason of this Security a fiduciary relationship in respect of any Holder.  Nothing in this Security, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Security except as expressly set forth herein.  Each Holder shall make its own independent investigation of the financial condition and affairs of the Issuer and the Subsidiary Guarantors in connection with the making and the continuance of the Securities and shall make its own appraisal of the creditworthiness of the Issuer and the Subsidiary Guarantors and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the Exchange Date or at any time or times thereafter, provided that, upon the reasonable request of a Holder, the Agent shall provide to such Holder any documents or reports delivered to the Agent by the Issuer and the Subsidiary Guarantors pursuant to the terms of this Security.  If the Agent seeks the consent or approval of the Required Holders to the taking the Agent shall send notice thereof to each Holder.  The Agent shall promptly notify each  Holder any time that the Required Holders have instructed the Agent to act or refrain from acting pursuant hereto.

Section 4.03  Rights, Exculpation, Etc.  The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with the Securities, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Securities as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 1.03 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Issuer and the Subsidiary Guarantors), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) shall make no warranty or representation to any Holder and shall not be responsible to any Holder for any statements, certificates, warranties or representations made in or in connection with the Securities; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Securities on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Securities or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Obligor in connection therewith, nor shall the Agent be responsible or liable to the Holders for any failure to monitor or maintain any portion of the Collateral.  The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 3.06, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Holder to whom payment was due but not made, shall be to recover from other Holders, any payment in excess of the amount which they are determined to be entitled.  The Agent may at any time request instructions from the Holders with respect to any actions or approvals which by the terms of this Security the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under the Securities until it shall have received such instructions from the Required Holders.  Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Securities in accordance with the instructions of the Required Holders.

Section 4.04  Reliance.  The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to the Securities and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 4.05  Indemnification.  To the extent that the Agent is not reimbursed and indemnified by the Issuer and the Subsidiary Guarantors, the Holders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Securities or any action taken or omitted by the Agent under the Securities, in proportion to each Holder’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 4.07; provided, however, that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent’s gross negligence or willful misconduct.  The obligations of the Holders under this Section 4.05 shall survive the payment in full of the Securities.

Section 4.06  Successor Agent.

(a)  The Agent may resign from the performance of all its functions and duties under the Securities at any time by giving at least thirty (30) Business Days’ prior written notice to the Issuer and each Holder.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)  Upon any such notice of resignation, the Required Holders shall appoint a successor Agent.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the Agent shall be discharged from its duties and obligations under the Securities.  After the Agent’s resignation hereunder as the Agent, the provisions of this Article Four shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Securities.

(c)   If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Holders appoint a successor Agent as provided above.

Section 4.07  Collateral Matters.

(a)

Subject to Section 2.05 of this Security, the Agent may, but shall not be obligated to, from time to time make such disbursements and advances (“Agent Advances”) which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof or to pay any other amount chargeable to the Issuer pursuant to the terms of this Security, including, without limitation, costs, fees and expenses as described in Section 4.09; provided, that the Agent will provide notice to the Issuer and the holders of the Senior Indebtedness at least 5 days prior to making any Agent Advances (unless giving such notice would prejudice the Agent’s ability to preserve and protect the Collateral, in which case the Agent will provide whatever notice is practicable) and will not make any Agent Advance if the holder(s) of the Senior Indebtedness instruct the Agent not to do so .  The Agent Advances shall be repayable on demand, shall bear interest at the rate set forth in the first paragraph following the legends on the first page of this Security, and shall be secured by the Collateral.  The Agent Advances shall constitute Obligations hereunder.

(b)

The Holders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon final payment and satisfaction of all Loans and all other Obligations; or Collateral constituting property being sold or disposed of in the ordinary course of any Obligor’s business and in compliance with the terms of the Securities; or if approved, authorized or ratified in writing by the Holders.  Upon request by the Agent at any time, the Holders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 4.07(b).

(c)

Without in any manner limiting the Agent’s authority to act without any specific or further authorization or consent by the Holders (as set forth in this Section 4.07(c)), each Holder agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under this Section 4.07.  Upon receipt by the Agent of confirmation from the Holders of its authority to release any particular item or types of Collateral, and upon prior written request by any Obligor, the Agent shall (and is hereby irrevocably authorized by the Holders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Obligor in respect of) all interests in the Collateral retained by any Obligor.

(d)

The Agent shall have no obligation whatsoever to any Holder to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to the Securities has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 4.07, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral as one of the Holders and that the Agent shall have no duty or liability whatsoever to any other Holder, except as otherwise provided herein.

Section 4.08

Agency for Perfection.  Each Holder hereby appoints the Agent and each other Holder as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Articles 8 and 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Holder hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Holders as secured parties.  Should any Holder obtain possession or control of any such Collateral, such Holder shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.  The Issuer and each Subsidiary Guarantor by its execution and delivery of this Security hereby consents to the foregoing.

Section 4.09  Reimbursement. The Issuer agrees:

(1)

except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Security (including the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(2)

to indemnify the Agent and any predecessor Agent and their agents for, and to hold them harmless against, any loss, damage, claims, liability or expense (including, without limitation, reasonable attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of such Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (not arising from negligence or bad faith) in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Issuer under this Section 4.09 are subordinated to the obligations under the Senior Indebtedness to the same extent as provided in Article Two hereof.

The obligations of the Issuer under this Section 4.09 shall survive the resignation or removal of the Agent and/or satisfaction and discharge of this Security.

When the Agent incurs expenses or renders services after an Event of Default specified in Section 3.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy law.

ARTICLE FIVE

Consolidation, Merger, Conveyance, Transfer or Lease

Section 5.01  Issuer may Consolidate, Etc. The Issuer may not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into any other Person or permit any other Person to consolidate or merge with or into the Issuer or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets unless:

(1)

in a transaction in which the Issuer does not survive or in which the Issuer transfers, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Issuer (for purposes of this Article Five, a “Successor Entity”), shall be organized and validly existing under the laws of the United States of America, any State thereof, or the District of Columbia (except if the purpose of such consolidation, merger or transfer of assets is to effect a change in jurisdiction of the Issuer and the ownership of the Successor Entity is not materially different from the ownership of the Issuer prior to such consolidation, merger or transfer of assets);

(2)

the Successor Entity shall expressly assume by an instrument executed and delivered to the Agent, in form satisfactory to the Agent, all of the Issuer’s obligations under this Security;

(3)

immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer or a Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

(4)

except in the case of any such consolidation or merger of the Issuer with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Subsidiary of the Issuer, immediately after giving effect to such transaction, the Consolidated Net Worth of the Issuer (or other Successor Entity) is equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to the transaction; and

(5)

except in the case of any such consolidation or merger of the Issuer with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned

Subsidiary of the Issuer, immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer or a Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Subsidiary at the time of the transaction, the Issuer (including any Successor Entity) (a) could Incur at least $1.00 of additional Debt pursuant to the provisions of this Security described in the first paragraph of Section 6.07 or (b) the Issuer (including any successor entity to the Issuer) would have a Consolidated Debt to EBITDA Ratio immediately after giving effect to the transaction that is (i) less than or equal to the Consolidated Debt to EBITDA Ratio of the Issuer immediately prior to the transaction, if the ratio immediately prior to the transaction is positive, or (ii) greater than or equal to the Consolidated Debt to EBITDA Ratio of the Issuer immediately prior to the transaction, if the ratio immediately prior to the transaction is negative.

Section 5.02  Successor Substituted.  Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Issuer as an entirety in accordance with Section 5.01, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Security with the same effect as if such successor Person had been named herein as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Security and the Securities.

Section 5.03  When a Subsidiary Guarantor May Merge or Transfer Assets.  The Issuer shall not permit any Subsidiary Guarantor to merge or consolidate with or into any other Person (other than a merger of a Wholly Owned Subsidiary or another Subsidiary Guarantor into such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all such Subsidiary Guarantor’s property in any one transaction or series of transactions unless:

(a)

the surviving Person (if not such Subsidiary Guarantor) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (except if the purpose of such consolidation, merger or transfer of assets is to effect a change in jurisdiction of such Subsidiary Guarantor of the surviving Person and the ownership of the surviving Person is not materially different from the ownership of the Subsidiary Guarantor prior to such consolidation, merger or transfer of assets);

(b)

the surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by an instrument in form satisfactory to the Agent, executed and delivered to the Agent by such surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty and this security; and

(c)

in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the property of such Subsidiary Guarantor, such property shall have been transferred as an entirety or virtually as an entirety to one Person and all Liens on such property created by this Security remain valid, enforceable and perfected.

The foregoing provisions shall not apply to any transactions which constitute an Asset Sale if the Issuer has complied with Section 6.12.

ARTICLE SIX

Covenants

Section 6.01  Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities. Principal and interest shall be considered paid on the date due if the Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m., New York time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, and interest then due or an aggregate principal amount of Additional Securities, if applicable, to pay such interest on such date.

Section 6.02  Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Agent or an affiliate of the Agent) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities may be served. The Issuer will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Agent, and the Issuer hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

Section 6.03  Existence. Subject to Article Five and Section 6.12, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Issuer or any such Subsidiary and (ii) the rights (charter and statutory), material licenses and franchises of each of the Issuer and its Subsidiaries; provided, however, that Issuer shall not be required to preserve any such right or franchise if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 6.04  Maintenance of Properties. The Issuer will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary of the Issuer to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent an Issuer or any of its Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Issuer or Subsidiary in good faith, desirable in (or not adverse to) the conduct of its business or the business of any Subsidiary and not adverse in any material respect to the Holders.

Section 6.05  Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any of its Subsidiaries or upon the income, profits or property of the Issuer or any of its Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Issuer or any of its Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings.

Section 6.06  Maintenance of Insurance. The Issuer shall, and the Issuer shall cause its Subsidiaries to, keep at all times all of its properties which are of an insurable nature insured (which may include self-insurance) against loss or damage with insurers believed by the Issuer to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

Section 6.07  Limitation on Debt.  The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Debt; provided that the Issuer may Incur Debt and its Subsidiaries may Incur Debt if, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Debt to EBITDA Ratio, commencing June 30, 2006, would be greater than zero and less than 6:1.

Notwithstanding the foregoing limitation, the following Debt may be Incurred:

(1)

Permitted Senior Secured Debt;

(2)

Debt owed (A) by a Subsidiary to the Issuer which is evidenced by a promissory note, or (B) to any Subsidiary which is evidenced by a promissory note; provided that (i) if the Issuer is the obligor, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (ii) in each case any event which results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of such Debt (other than to the Issuer or another Subsidiary ) shall be deemed, in each case, to constitute the Incurrence of such Debt not permitted by this clause (2);

(3)

Debt: (A) in respect of performance, surety or appeal bonds or letters of credit in the ordinary course of business, (B) under Permitted Interest Rate or Currency Protection Agreements, or (C) arising under, or arising from, agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer Incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any Subsidiary in connection with such disposition;

(4)

Debt which is exchanged for or the proceeds of which are used to replace, refinance or refund, or any extension or renewal (including as a result of an amendment or restatement) of (each a “refinancing”), Debt Incurred pursuant to clause (6) of this Section and this clause (4), in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced (together with any accrued interest and other payment required to be made with respect to the Debt being refinanced or refunded, and any fees, costs, expenses, underwriting discounts or commissions and other payments paid or payable with respect to the Debt Incurred pursuant to this clause (4)); provided, however, that (A) Debt, the proceeds of which are used to replace, refinance or refund the Securities, or Debt which is pari passu with or subordinate in right of payment to the Securities, shall only be permitted if (x) in the case of any refinancing of the Securities or Debt which is pari passu to the Securities, the refinancing Debt is Incurred by the Issuer and made pari passu to the Securities or subordinated to the Securities, and (y) in the case of any refinancing of Debt which is subordinated to the Securities, the refinancing Debt is Incurred by the Issuer and is subordinated to the Securities in a manner that is at least as favorable to the Holders as that of the Debt refinanced; (B) the replacement, refinancing or refunding Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, does not have a final maturity prior to the final Maturity of the Securities and has an Average Life longer than the Average Life of the Securities refinanced; and (C) in the case of any refinancing of Debt Incurred by the Issuer, the refinancing of Debt may be Incurred only by the Issuer, and in the case of any refinancing of Debt Incurred by a Subsidiary, the refinancing Debt may be Incurred only by such Subsidiary or the Issuer;

(5)

Debt of the Issuer or Debt of Subsidiaries not to exceed, at any time outstanding, 2.0 times the Net Cash Proceeds received by the Issuer after the Exchange Date (x) from the issuance and sale of its Capital Stock (other than Disqualified Stock) or (y) from the issuance and sale of convertible Debt upon the conversion of that Debt into Capital Stock, other than Disqualified Stock, in each case to a Person that is not a Subsidiary of the Issuer, to the extent that such Net Cash Proceeds have not been used pursuant to clause (C)(3) of the Restricted Payment Basket calculation in the first paragraph or clauses (iii), (iv) or (vi) of the second paragraph of Section 6.10 to make a Restricted Payment; provided that such Debt does not have a final maturity prior to the final Maturity of the Securities and has an Average Life longer than the Average Life of the Securities;

(6)

Existing Debt;

(7)

Debt, including, but not limited to, Capital Lease Obligations and Purchase Money Secured Debt, Incurred to finance the purchase or other acquisition of any property, inventory, asset or business directly or indirectly, by the Issuer or any Subsidiary used in, or to be used in, the Issuer’s line of business, provided, that the total amount of Debt outstanding at any one time under this clause (7) does not exceed $15.0 million; and

(8)

Debt not to exceed $15.0 million in an aggregate principal amount outstanding at any time.

Notwithstanding the prior two paragraphs of this Section 6.07, the Issuer shall not Incur any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities and the Subsidiary Guarantees to at least the same extent as such Subordinated Obligations.

For purposes of determining compliance with this Section 6.07, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, or is permitted in part under the first paragraph of this Section 6.07 and in part under one or more of the above clauses, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, such item of Debt in whole or in part.

For purposes of determining any particular amount of Debt under Section 6.07, Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included.

Section 6.08  Limitation on Sale-Leaseback Transactions. The Issuer will not, and will not permit any Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or hereafter acquired, whereby the Issuer or a Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties that the Issuer or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the sale-leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction; (iii) the transaction is solely between the Issuer and any Wholly Owned Subsidiary of the Issuer or solely between Wholly Owned Subsidiaries of the Issuer; or (iv) the Issuer or

such Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount no less than the Net Cash Proceeds received from such sale in accordance with the second paragraph of Section 6.12(1).

Section 6.09  Limitation on Restricted Payments.  The Issuer will not, and will not permit any Subsidiary directly or indirectly to:

(1)

declare or pay any dividend or make any distribution on or with respect to its Capital Stock to Persons other than the Issuer or any of its Subsidiaries (other than (x) pro rata dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock), or in options, warrants or other rights to acquire shares of such Capital Stock; (y) pro rata dividends or distributions on Common Stock of Subsidiaries held by minority stockholders; or (z) dividends in respect of Disqualified Stock);

(2)

purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Issuer (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person, or (B) a Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Issuer or a Wholly Owned Subsidiary of the Issuer, provided, however that this clause (2) shall not prohibit an Investment which would be considered a Permitted Investment under clause (i) of the definition of Permitted Investment or the purchase by a Subsidiary of its Capital Stock;

(3)

make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Debt that is subordinated in right of payment to the Securities; or

(4)

make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”),

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)

a Default or Event of Default shall have occurred and be continuing;

(B)

the Issuer could not Incur at least $1.00 of Debt under the first paragraph of Section 6.07; or

(C)

the aggregate amount of all Restricted Payments (which amount, if other than cash, is to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Exchange Date shall exceed the sum (the “Restricted Payment Basket”) of: (1) cumulative Consolidated EBITDA since the first full fiscal quarter after the fiscal quarter during which the Exchange Date occurs through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; minus

(2) 1.5 times the cumulative Consolidated Interest Expense of the Issuer since the Exchange Date of the Securities through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; plus (3) the aggregate Net Cash Proceeds received by the Issuer after the Exchange Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including an issuance or sale permitted by this Security of convertible Debt of the Issuer for cash subsequent to the Exchange Date upon the conversion of such Debt into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the stated final Maturity date of the Securities), in each case except to the extent such Net Cash Proceeds are used to Incur Debt pursuant to clause (5) of the second paragraph of Section 6.07; plus (4) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), not to exceed, in each case, the amount of Investments previously made by the Issuer or Subsidiary in such Person or Subsidiary.

The foregoing provision shall not be violated by reason of:

(i)

the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(ii)

the redemption, repurchase, repayment, prepayment, defeasance or other acquisition or retirement for value of Subordinated Obligations including premium, if any, and accrued and unpaid interest, with the proceeds of, Subordinated Obligations which are permitted to be Incurred under Section 6.07;

(iii)

the repurchase, redemption or other acquisition of Capital Stock of the Issuer or a Subsidiary of the Issuer (or options, warrants or other rights to acquire such Capital Stock) in exchange for (including upon exercise of a conversion right), or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock, other than Disqualified Stock);

(iv)

the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Debt of the Issuer which is subordinated in right of payment to the Securities in exchange for, or out of the proceeds of, a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock other than Disqualified Stock);

(v)

payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Security applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer, and payments of cash in lieu of fractional shares;

(vi)

Investments in any Person provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of: (a) the amount of Net Cash Proceeds received by the Issuer after the Exchange Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, except to the extent such Net Cash Proceeds are used to Incur Debt pursuant to clause (5) of the second paragraph of Section 6.07 or to make Restricted Payments pursuant to clause (C)(3) of the Restricted Payment Basket calculation of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this Section 6.09, plus (b) the net reduction in Investments made pursuant to this clause (vi), other than reductions in Permitted Investments, resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated EBITDA) or from such Person becoming a Subsidiary; provided that the net reduction in any Investment shall not exceed the amount of such Investment;

(vii)

Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Issuer;

(viii)

the purchase, redemption or other acquisition or retirement of Common Stock of the Issuer or any warrant, option or other right to acquire shares of Common Stock of the Issuer from employees of the Issuer or its Subsidiaries in an amount not to exceed $2.0 million in any fiscal year; provided that, amounts not paid for any such purchase, redemption or other acquisition or retirement in any fiscal year may be accumulated and paid in any subsequent fiscal year;

(ix)

additional Restricted Payments not to exceed $15.0 million in the aggregate; or

(x)

the acquisition of Capital Stock of the Issuer by the Issuer in connection with the cashless exercise of any options, warrants or similar rights issued by the Issuer.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Debt referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether any subsequent Restricted Payment would exceed the Restricted Payment Basket contained in the first paragraph of this Section 6.09. In the event the proceeds of an issuance of Capital Stock of the Issuer are used for the redemption, repurchase or other acquisition of the Securities, or Debt that is pari passu with the Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 6.09 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of such Debt.

Section 6.10  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer may not, and may not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Issuer or any other Subsidiary or pay any Debt or other obligation owed to the Issuer or any other Subsidiary; (ii) to make loans or advances to the Issuer or any other Subsidiary; or (iii) to transfer any of its property or assets to the Issuer or any other Subsidiary. Notwithstanding the foregoing, the Issuer may, and may permit any Subsidiary to, suffer to exist any such encumbrance or restriction:

(1)

pursuant to this Security or any agreement in effect on the Exchange Date, and any amendments, extensions, refinancings, refundings, renewals, restatements or replacements of such agreements, provided that the amendments, encumbrances and restrictions in any such extensions, refinancings, renewals, restatements or replacements are no less favorable in any material respect to the Holders, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed, restated or replaced;

(2)

existing under or by reason of applicable law;

(3)

existing or arising in connection with any Permitted Senior Secured Debt or any Acquisition Debt;

(4)

pursuant to an agreement entered into in connection with Debt Incurred under clause (4) of the second paragraph of Section 6.07; provided, however, that the provisions contained in such agreement related to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject of the refinancing;

(5)

contained in any agreement relating to a Lien on any property or assets of a Subsidiary or the Issuer otherwise permitted under this Security, but only to the extent such restrictions restrict the transfer of the property subject to such Lien;

(6)

pursuant to customary nonassignment provisions entered into in the ordinary course of business in leases, licenses and other contracts to the extent such provisions restrict the transfer, sublicensing or any such license or subletting of any such lease or the assignment of rights under any such contract;

(7)

with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice, or both, would constitute an Event of

Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into;

(8)

imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract;

(9)

arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually, or in the aggregate, detract from the value of property or assets of the Issuer or any Subsidiary in any manner material to the Issuer or any Subsidiary; or

(10)

if such encumbrance or restriction is contained in the terms of any agreement entered into in connection with the Incurrence of Debt if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Debt or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings, and (C) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Securities.

Section 6.11 Limitation on Liens. The Issuer may not, and may not permit any Subsidiary to, Incur or suffer to exist any Lien, on or with respect to any property or assets now owned or hereafter acquired to secure any Debt without making, or causing such Subsidiary to make, effective provision for securing the Securities (x) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Issuer which is subordinate in right of payment to the Securities, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

The foregoing restrictions shall not apply to:

(1)

Liens in existence on the Issue Date;

(2)

Liens securing only the Securities or the Subsidiary Guarantees and any Lien in favor of the Agent for the benefit of the Holders arising under the provisions in this Security;

(3)

Liens granted by a Subsidiary in favor of the Issuer or any Subsidiary;

(4)

Liens to secure Permitted Senior Secured Debt;

(5)

Liens securing Purchase Money Secured Debt;

(6)

Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition), provided that such Lien extends only to the acquired property;

(7)

Liens on property of a Person existing at the time such Person becomes a Subsidiary and not incurred in anticipation of becoming a Subsidiary, provided that such Lien extends only to the acquired property;

(8)

any interest in or title of a lessor to any property subject to a Capital Lease Obligation which is permitted under this Security;

(9)

Liens on the property or assets of a Subsidiary securing Debt of such Subsidiary, which Debt is permitted under this Security; or

(10)

Liens to secure Debt Incurred pursuant to clause (4) of the second paragraph of Section 6.07; provided that such Lien does not extend to any property other than the property securing the Debt being replaced, refunded or refinanced pursuant to clause (4) of the second paragraph of Section 6.07.

Section 6.12  Asset Sales.

(1)

The Issuer will not, and will not permit any Subsidiary to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory or the licensing of trademarks (but not the sale of any trademark) in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer shall be governed by the provisions of Section 5.01 hereof), or (ii) consummate an Asset Sale unless: (i) the Issuer or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as evidenced by a resolution of the Board of Directors), and (ii) at least 75% of the consideration received by the Issuer or the Subsidiary, as the case may be, from such Asset Sale shall be Qualified Consideration.

The Issuer or any Subsidiary may, within 365 days of the Asset Sale, invest the Net Cash Proceeds thereof (A) in property or assets used, or to be used, in the Issuer’s line of business, or in a company engaged primarily in the Issuer’s line of business (if and to the extent otherwise permitted under this Security), or (B) to repay any Debt of the Issuer, other than subordinated debt, or any Debt of a Subsidiary. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale in the manner described in clauses (A) and (B) above shall constitute “Excess Proceeds.”

In the event that Excess Proceeds exceed $10.0 million, the Issuer shall make an Offer to Purchase that amount of Securities equal to the amount of Excess Proceeds at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Issuer that is pari passu with the Securities or Debt of a Subsidiary. Each Offer to Purchase shall be mailed within 30 days following the date that the Issuer shall become obligated to purchase Securities with any Excess Proceeds. Following the completion of an Offer to Purchase, the amount of Excess Proceeds shall be deemed to be reset at zero and, to the extent there are any remaining Excess Proceeds the Issuer may use such Excess Proceeds for any use which is not otherwise prohibited by this Security.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to such Offer to Purchase.

(2)

Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 6.12, the Issuer shall deliver to the Agent an Officers’ Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Cash Proceeds from the Asset Sale(s) pursuant to which such Offer is being made, including, if amounts are invested in assets related to the business of the Issuer, the actual assets acquired and a statement indicating the relationship of such assets to the business of the Issuer and (iii) the compliance of such allocation with the provisions of Section 6.12(1).

The Issuer shall perform its obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Issuer shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Agent all Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Issuer. The Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Issuer shall promptly mail or deliver to the Agent a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Issuer to the Agent. The Issuer shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

Section 6.13  Transactions with Affiliates and Related Persons.  The Issuer may not, and may not permit any Subsidiary to, enter into any transaction (or series of related transactions) not in the ordinary course of business with an Affiliate or Related Person of the Issuer (other than the Issuer or a Wholly Owned Subsidiary of the Issuer) involving aggregate consideration in excess of $2.0 million, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Issuer or such Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of the Issuer or such Subsidiary. For any transaction (or series of related transactions) that involves aggregate consideration in excess of $2.0 million but less than or equal to $10.0 million, the Chief Executive Officer, President, Chief Financial Officer, or Chief Operating Officer of the Issuer shall determine that the transaction satisfies the above criteria and shall evidence such a determination by an Officer’s Certificate filed with the Agent. For any transaction that involves aggregate consideration in excess of $10.0 million, (a) a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria or (b) the Issuer shall obtain a written opinion of a nationally recognized investment banking or appraisal firm stating that the transaction is fair to the Issuer or such Subsidiary.

The foregoing limitation does not apply, and shall not apply, to (i) any transaction solely between the Issuer and any Wholly Owned Subsidiary of the Issuer or solely between any of the Issuer’s Wholly Owned Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer; (iii) licensing or sublicensing or the use of any intellectual property by the Issuer or any Wholly Owned Subsidiary of the Issuer to the Issuer or any Wholly Owned Subsidiary of the Issuer; (iv) any transaction entered into for the purpose of granting or altering registration rights with respect to any Capital Stock of the Issuer; (v) any Restricted Payments not prohibited by Section 6.09 or (vi) compensation, severance and employee benefit arrangements with any officer, director or employee of the Issuer or any Subsidiary, including under any stock option or stock incentive plans, in the ordinary course of business.

Section 6.14  Provision of Financial Information. The Issuer shall furnish to the Agent:

(a)

as soon as available and in any event within 45 days after the end of each fiscal quarter of the Issuer and its Subsidiaries commencing with the first fiscal quarter of the Issuer and its Subsidiaries ending after the Exchange Date, (A) consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Issuer and its Subsidiaries, (B) consolidating balance sheets, consolidating statements of operations and retained earnings and consolidating statements of cash flows of the Issuer and each of its Subsidiaries, and (C) management’s narrative discussing the results of such period and forecasting any identifiable trend, in each case, as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail, certified by the Authorized Officer of the Issuer as fairly presenting, in all material respects, the financial position of the Issuer and its Subsidiaries, as of the end of such quarter and the results of operations and cash flows of the Issuer and its Subsidiaries, for such quarter;

(b)

as soon as available, and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Issuer and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, including management’s discussion and analysis, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards of the Obligors’ Independent Accountants (which opinion shall be without (A) a “going concern” or like qualification, modification or exception, or (B) any qualification or exception as to the scope of such audit);

Delivery of such reports to the Agent is for informational purposes only and the Agent’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Agent is entitled to rely exclusively on Officers’ Certificates).

Section 6.15  Statement by Officers as to Default; Compliance Certificates.

(1)

The Issuer will deliver to the Agent, within 90 days after the end of its fiscal year, which initially shall be December 31, of the Issuer ending after the date hereof an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Sections 6.03 to 6.13, inclusive, and if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

(2)

The Issuer shall deliver to the Agent, as soon as possible and in any event within 10 days after the Issuer becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default, and the action which the Issuer proposes to take with respect thereto.

(3)

The Issuer shall deliver to the Agent within 90 days after the end of each fiscal year a written statement by the Issuer’s independent public accountants stating (A) that their audit examination has included a review of the terms of this Security as they relate to accounting matters, and (B) whether, in connection with their audit examination, any event which, with notice or the lapse of time or both, would constitute an Event of Default under Section 6.07 and Section 6.09 has come to their attention and, if such a default has come to their attention, specifying the nature and period of the existence thereof.

Section 6.16  Waiver of Certain Covenants. The Issuer may omit in any particular instance to comply with any covenant or condition set forth in Section 5.01 and Sections 6.03 to 6.13, if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the Obligations of the Issuer and the duties of the Agent in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Issuer may not omit to comply with the terms of such

Offer as to such Holder.

Section 6.17  Perfection of Security Interests. The Issuer shall preserve the security interests granted under the Security and undertake all actions which are required by applicable law to (a) maintain the security interest of the Agent in the Collateral in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Issuer’s rights and title and the rights of the Agent to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.

Section 6.18  Future Subsidiary Guarantors. If the Issuer or any of its Subsidiaries acquires or creates another Subsidiary after the date of the Exchange Date, then the Issuer or such Subsidiary will (i) cause that newly acquired or created Subsidiary to execute a Guaranty pursuant to a joinder agreement in form and substance satisfactory to the Agent.  The new Subsidiary shall execute authorize the filing of such Uniform Commercial Code financing statements and other recordings as the Agent may deem necessary or advisable to create, perfect, maintain or enforce the Agent’s Lien on all rights, title and interest of that new Subsidiary in and to all of its assets and properties.

ARTICLE SEVEN

 Redemption of Securities

Section 7.01  Right of Redemption. The Issuer may at any time redeem up to 100% of the aggregate outstanding principal amount of the Securities at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to but excluding the date of redemption.  All accrued and unpaid interest must be paid in cash.

Section 7.02 Election to Redeem; Notice to Agent. The election of the Issuer to redeem any Securities pursuant to Section 7.01 shall be evidenced by a Board Resolution of the Issuer. In case of such redemption at the election of the Issuer of the Securities, the Issuer shall, at least 15 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Agent), notify the Agent in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 7.03  Selection by Agent of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected on a pro rata basis among all the Holders.

The Agent shall promptly notify the Issuer and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Securities, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 7.04  Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Agent or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 7.05 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and any accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with any applicable accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities.

ARTICLE EIGHT

Subsidiary Guarantees

Section 8.01 Subsidiary Guarantees. Each Subsidiary Guarantor, together with any Subsidiary which in accordance with Section 6.18 hereof is required in the future to guarantee the Obligations of the Issuer under the Securities, hereby jointly and severally and irrevocably and unconditionally guarantees to the Agent and to each Holder irrespective of the validity or enforceability of this Security or the Obligations of the Issuer and the Subsidiary Guarantors under the Securities, that: (i) the principal of, any interest, on the Securities (including, without limitation, any interest that accrues after, or would accrue but for, the commencement of a proceeding of the type described in Sections 3.01(8) and (9)) and any fees, expenses and other amounts owing under the Securities will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon an Offer to Purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and any other amounts due in respect of the Securities and the Security Documents, and all other Obligations of the Issuer, including the Issuer’s Obligations to the Holders of the Securities under the Securities and Subsidiary Guarantors under the Subsidiary Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon an Offer to Purchase or otherwise. If payment is not made when due (after taking into account any applicable grace period) of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 3.02. An Event of Default under the Securities shall constitute an Event of Default under each Subsidiary Guarantee, and shall entitle the Holders to accelerate the Obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuer. Each Subsidiary Guarantee is intended to be superior to or pari passu in right of payment with all Debt of the respective Subsidiary Guarantor other than Permitted Senior Secured Debt and Designated Senior Debt and each Subsidiary Guarantor’s Obligations are independent of any Obligation of the Issuer or any other Subsidiary Guarantor. Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article Eight notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Securities or any other agreement; (d) the release of any security held by any Holder, the Agent for the Obligations or any of them; (e) the failure of any Holder or the Agent to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Agent to any security held for payment of the Obligations.

Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article Nine, subordinated and subject in right of payment to the prior payment in full of all Designated Senior Debt of the Subsidiary Guarantor giving such Subsidiary Guaranty and is made subject to such provisions of this Security.

Except as expressly set forth in Section 5.03, the Obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Agent to assert any claim or demand or to enforce any remedy under the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity, except for any gross negligence, willful misconduct or bad faith by such Holder or the Agent.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Agent upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Agent has at law or in equity against any Subsidiary Guarantor by virtue hereof, and subject in all instances to Article Nine hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, in cash, to the Holders or the Agent an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Agent.

Subject to Article Nine, until such time as the Securities and the other Obligations of the Issuer guaranteed hereby have been satisfied in full, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Issuer or any other Subsidiary Guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s Obligations under its Subsidiary Guarantee including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Agent against the Issuer or any other Subsidiary Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Subsidiary Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Securities and all other amounts payable under this Security and each Subsidiary Guarantee upon the Maturity of the Securities, such amount shall be held in trust for the benefit of the Holders and the Agent and shall forthwith be paid to the Agent to be credited and applied to the Securities and all other amounts payable under each Subsidiary Guarantee, whether matured or unmatured, in accordance with the terms of this Security, or to be held as security for any Obligations or other amounts payable under any Subsidiary Guarantee thereafter arising.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Security and that the waiver set forth in this Section 8.01 is knowingly made in contemplation of such benefits. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Agent, on the other hand, (x) subject to this Article Eight, the Maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Three for the purposes of each Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article Three, such Obligations (whether or not due and payable) shall, subject to Article Nine hereof, forthwith become due and payable by the Subsidiary Guarantor for the purposes of each Subsidiary Guarantee.

A Subsidiary Guarantor that makes a distribution or payment under a Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Subsidiary Guarantor for all payments, damages and expenses incurred by that Subsidiary Guarantor in discharging the Issuer’s Obligations with respect to the Securities or any other Subsidiary Guarantor with respect to its Subsidiary Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Securities under the Subsidiary Guarantees.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Agent or any Holder in enforcing any rights under this Section Eight.

Section 8.02 Limitation on Liability. The Obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Security, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law.

Section 8.03  Successors and Assigns. This Article Eight shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Agent, the rights and privileges conferred upon that party in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Security.

Section 8.04  No Waiver. Neither a failure nor a delay on the part of either the Agent or the Holders in exercising any right, power or privilege under this Article Eight shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Eight at law, in equity, by statute or otherwise.

Section 8.05 Modification. No modification, amendment or waiver of any provision of this Article Eight, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 8.06  Execution and Delivery of Subsidiary Guarantees.  To further evidence the Subsidiary Guarantee set forth in Section 8.01 hereof, each Subsidiary Guarantor hereby agrees that notation of the Subsidiary Guarantee shall be endorsed on each Security delivered by the Agent and executed by either manual or facsimile signature of an authorized officer of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 8.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Subsidiary Guarantee. If an officer of the Subsidiary Guarantor whose signature is on this Security no longer holds that office at the time the Agent delivers such Security or at any time thereafter, the Subsidiary Guarantor’s Subsidiary Guarantee of such Security shall be valid nevertheless. The delivery of any Security by the Agent shall constitute due delivery of the Subsidiary Guarantee set forth in the Security on behalf of such Subsidiary Guarantor, whether or not the notation of Subsidiary Guarantee is endorsed thereon.

Section 8.07 Release of Subsidiary Guarantor.  Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor, or the sale of all or substantially all of the assets of a Subsidiary Guarantor, to a Person other than the Issuer or a Subsidiary and pursuant to a transaction that is otherwise in compliance with this Security (including as described in Section 5.03 hereof and as described in Section 6.12 hereof), such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and the related Obligations set forth in this Security; provided that any such termination shall occur only to the extent that all Obligations of such Subsidiary Guarantor under all of its Guarantees of and under all of its pledges of assets or other security interests which secure, other Debt of the Issuer or any other Subsidiary shall also terminate or be released upon such sale or other disposition and the Issuer delivers to the Agent an Officer’s Certificate and an Opinion of Counsel, in each case stating that the release of such Subsidiary Guarantor is authorized or permitted under this Security and that all conditions precedent provided for herein relating to the release of such Subsidiary Guarantor have been complied with.

ARTICLE NINE

Subordination

Section 9.01 Agreement to Subordinate.  Each of the Issuer and the Subsidiary Guarantors agrees, and each Holder by accepting this Security agrees, that the Obligations of the Issuer and such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article Nine, to the payment when due of all Designated Senior Debt of the Issuer and such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Debt.  Subject to the foregoing, the Obligations of the Issuer and each Subsidiary Guarantor shall rank in all respects pari passu with all existing and future senior Debt of the Issuer and such Subsidiary Guarantor  and senior to all existing and future subordinated Debt of such Subsidiary Guarantor, and only Designated Senior Debt shall rank senior to the Obligations of the Issuer and such Subsidiary Guarantor in accordance with the provisions set forth herein.

Section 9.02 Liquidation;  Dissolution;  Bankruptcy.  Upon any payment or distribution of the assets of the Issuer or any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or such Subsidiary Guarantor or its property:

(1)

holders of Designated Senior Debt of the Issuer or such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Designated Senior Debt before Holders shall be entitled to receive any payment pursuant to any Obligations of the Issuer or such Subsidiary Guarantor; and

(2)

until the Designated Senior Debt of the Issuer and any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of the Issuer or such Subsidiary Guarantor, as the case may be, to which Holders would be entitled but for this Article Nine shall be made to holders of the Designated Senior Debt as their interests may appear, except that all Holders may receive and retain shares of stock and any debt securities of the Issuer or such Subsidiary Guarantor, as the case may be, that are subordinated to Designated Senior Debt of the Issuer or such

Subsidiary Guarantor to at least the same extent as the Obligations of the Issuer or such Subsidiary Guarantor, as the case may be, are subordinated to Designated Senior Debt of the Issuer or such Subsidiary Guarantor.

Section 9.03  Default on Designated Senior Debt of the Issuer or any Subsidiary Guarantor.  Neither the Issuer nor any Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire any Securities or other Obligations (collectively, “pay its Obligations”), if (i) any principal amount of Designated Senior Debt of the Issuer or any Subsidiary Guarantor remains outstanding (provided, that interest may be paid on the Securities in accordance with the first paragraph below the legends on the first page of this Security, so long as no defaults or events of defaults on the Designated Senior Debt have occurred), (ii) any principal, premium or interest in respect of the Designated Senior Debt of the Issuer or such Subsidiary Guarantor, as the case may be, is not paid when due (including at maturity) or (iii) any other default on Designated Senior Debt of the Issuer or such Subsidiary Guarantor, as the case may be, occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Debt has been paid in full in cash; provided, however, that the Issuer or any Subsidiary Guarantor may pay its respective Obligations without regard to the foregoing if the Issuer or such Subsidiary Guarantor and the Agent receive written notice approving such payment from the holders of such Designated Senior Debt (or the authorized representative therefor) of the Issuer or such Subsidiary Guarantor, as the case may be.  In addition, during the continuance of any default (other than a default described in clause (ii) or (iii) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, neither the Issuer nor any Subsidiary Guarantor may make any payment pursuant to the Securities or its Subsidiary Guaranty, as the case may be, for a period (a “Payment Blockage Period”) commencing upon the receipt by the Issuer or such Subsidiary Guarantor and the Agent of written notice of such default from a representative under the Permitted Senior Secured Debt specifying an election to effect a Payment Blockage Period (a “Payment Blockage Notice”) and ending 120 days thereafter (unless such Payment Blockage Period is earlier terminated (a) by written notice to the Agent and the Issuer or such Subsidiary Guarantor, as the case may be, from such authorized representative or the holders of such Designated Senior Debt, (b) because such default is no longer continuing or (c) because all such Designated Senior Debt has been repaid in full in cash).  Unless the holders of Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Issuer or any Subsidiary Guarantor may (unless otherwise prohibited as described in Section 9.02 or the first or second sentences of this paragraph) resume payments pursuant to the Securities or its Subsidiary Guaranty, as the case may be, after such Payment Blockage Period.  Not more than one Payment Blockage Notice may be given in any consecutive 240-day period, irrespective of the number of defaults during such period.

Section 9.04  Demand for Payment.  If a demand for payment is made on the Issuer pursuant to the Securities or a Subsidiary Guarantor pursuant to Article Eight hereof, the Issuer or such Subsidiary Guarantor, as the case may be, may not pay the Securities or its Subsidiary Guaranty, and neither the Agent nor any Holder may retain any such payment, until ten (10) Business Days after the holders of Designated Senior Debt (or their authorized representative) receive notice of such demand and, thereafter, may pay the Securities or its Subsidiary Guaranty, as the case may be, only if this Security otherwise permits payment at that time.

Section 9.05  When Distribution Must Be Paid Over.  If a distribution is made to the Agent or any Holders that because of this Article Nine should not have been made to them, the Agent or such Holders who receive the distribution shall hold it in trust for holders of the Designated Senior Debt and promptly pay it over to them or their authorized representative as their interests may appear.

Section 9.06  Subrogation.  After all Designated Senior Debt of the Issuer or a Subsidiary Guarantor is paid in full in cash and until the Securities are paid in full in cash, Holders shall be subrogated to the rights of holders of Designated Senior Debt to receive distributions applicable to Designated Senior Debt.  A distribution made under this Article Nine to holders of such Designated Senior Debt that otherwise would have been made to Holders is not, as between the Issuer or the relevant Subsidiary Guarantor on the one hand, and the Holders on the other, a payment by the Issuer or such Subsidiary Guarantor, as the case may be, on such Designated Senior Debt.

Section 9.07  Relative Rights.  This Article Nine defines the relative rights of Holders and holders of Designated Senior Debt of a Subsidiary Guarantor.  Nothing in this Security shall:

(1)

impair, as between the Issuer or a Subsidiary Guarantor and the Holders of Securities, the obligation of the Issuer or such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article Eight or in the Securities or the relevant Subsidiary Guaranty; or

(2)

prevent the Agent or any Holder of Securities from exercising its available remedies upon a default by the Issuer or such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Designated Senior Debt of the Issuer or such Subsidiary Guarantor to receive distributions otherwise payable to Holders of Securities.

Section 9.08  Subordination May Not Be Impaired by the Issuer or any Subsidiary Guarantor.  No right of any holder of Designated Senior Debt of the Issuer or any Subsidiary Guarantor to enforce the subordination of the Obligations of the Issuer or such Subsidiary Guarantor shall be impaired by any act or failure to act by the Issuer or such Subsidiary Guarantor or by any of their failure to comply with this Security.

Section 9.09  Rights of Agent and Paying Agent.  The Agent in its individual or any other capacity may hold Designated Senior Debt with the same rights it would have if it were not Agent.  The Agent shall be entitled to all the rights set forth in this Article Nine with respect to any Designated Senior Debt of the Issuer or any Subsidiary Guarantor that may at any time be held by it, to the same extent as any other holder of Designated Senior Debt; and nothing in Article Nine shall deprive the Agent of any of its rights as such holder.  Nothing in this Article Nine shall apply to claims of, or payments to, the Agent under or pursuant to Section 4.09.

Section 9.10  Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Designated Senior Debt of the Issuer or any Subsidiary Guarantor, the distribution may be made and the notice given to the authorized representative, if any, of such Designated Senior Debt.

Section 9.11  Article Nine Not To Prevent Events of Default Under Securities or Subsidiary Guaranties or Limit Right To Demand Payment.  The failure to make a payment pursuant to the Securities or a Subsidiary Guaranty by reason of any provision in this Article Nine shall not be construed as preventing the occurrence of a default under the Securities or such Subsidiary Guaranty.  Nothing in this Article Nine shall have any effect on the right of the Holders or the Agent to make a demand for payment on the Issuer or any Subsidiary Guarantor pursuant to Article Eight, the Securities or the relevant Subsidiary Guaranty.

Section 9.12  Agent Entitled To Rely.  Upon any payment or distribution pursuant to this Article Nine, the Agent and the Holders shall be entitled to rely, except to the extent such reliance would constitute gross negligence or bad faith, (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 9.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Agent or to the Holders or (iii) upon the authorized representative, if any, for the holders of Designated Senior Debt of the Issuer or any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Designated Senior Debt and other Debt of the Issuer or such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Nine.  In the event that the Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Debt of the Issuer or any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article Nine, the Agent may request such Person to furnish evidence to the reasonable satisfaction of the Agent as to the amount of Designated Senior Debt of any Issuer or such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Nine, and, if such evidence is not furnished, the Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 4.02 and 4.03 shall be applicable to all actions or omissions of actions by the Agent pursuant to this Article Nine.  Notwithstanding anything to the contrary contained in this Section 9.12, the provisions of this Section 9.12 shall not change, modify or otherwise affect the rights of the holders of Designated Senior Debt.

Section 9.13 Agent To Effectuate Subordination.  Each Holder by accepting a Security authorizes and directs the Agent on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Designated Senior Debt of the Issuer or any Subsidiary Guarantor as provided in this Article Nine and appoints the Agent as attorney-in-fact for any and all such purposes.

Section 9.14 Agent Not Fiduciary for Holders of Designed Senior Debt of the Issuer or any Subsidiary Guarantor.  The Agent shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Debt of the Issuer or any Subsidiary Guarantor and, absent gross negligence or bad faith shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuer or any other Person, money or assets to which any holders of such Designated Senior Debt shall be entitled by virtue of this Article Nine or otherwise.

Section 9.15 Reliance by Holders of Designated Senior Debt on Subordination Provisions.  Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Debt of the Issuer or any Subsidiary Guarantor, whether such Designated Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Designated Senior Debt and such holder of Designated Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Debt.  Each Holder by accepting a Security agrees not to take, or direct the Agent or any other Person to take, any action which could contravene or impair the rights of the holders of Designed Senior Debt.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer and Guarantors have caused this instrument to be duly executed.

Dated: August 23, 2006

ISSUER:

FRIENDFINDER NETWORKS INC.

By: /s/ Marc H. Bell

Name: Marc H. Bell

Title:   President

GUARANTORS:

GENERAL MEDIA ART HOLDING, INC.

GENERAL MEDIA COMMUNICATIONS, INC.

GENERAL MEDIA ENTERTAINMENT, INC.

GMCI INTERNET OPERATIONS, INC.

GMI ON-LINE VENTURES, LTD.

PENTHOUSE IMAGES ACQUISITIONS, LTD.

PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.

By: /s/ Marc H. Bell

Name:  Marc H. Bell

Title:    President